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                                                                      EXHIBIT 11
                                TOWER AUTOMOTIVE, INC.
                    STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                        (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                             Three Months Ended September 30,
                                              -------------------------------
                                                   1997               1996
                                                ----------           --------
    Net income                                    $11,828            $  5,236
    Interest expense on convertible notes              22                  25
                                                  -------            --------
    Net income applicable to common
       stockholders - primary                      11,850               5,261
    Interest expense on 5% Convertible
       Subordinated Notes                           1,128                 -
                                                  -------            --------
    Net income applicable to common
       stockholders - fully diluted               $12,978            $  5,261
                                                  -------            --------
                                                  -------            --------
    Weighted average number of common
       and common equivalent shares                22,862              14,155
    Dilutive effect of outstanding stock
       options and warrants after application
       of the treasury stock method                   247                 132
    Dilutive effect of convertible notes
       assuming conversion                            404                 477
                                                  -------            --------
    Common and common equivalent
       shares outstanding - primary                23,513              14,764
    Dilutive effect of 5% Convertible
       Subordinated Notes assuming
       conversion                                   2,576                 -
    Additonal dilution to outstanding
       stock options                                    7                 -
                                                  -------            --------
    Common and common equivalent
       shares outstanding - fully diluted          26,096              14,764
                                                  -------            --------
                                                  -------            --------

    Net income per share:
       Primary                                    $  0.50             $  0.36
                                                  -------            --------
                                                  -------            --------
       Fully diluted                              $  0.50             $  0.36
                                                  -------            --------
                                                  -------            --------


                                         -19-
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                                                                  EXHIBIT 11
                                                                    (CONTINUED)
                                TOWER AUTOMOTIVE, INC.
                    STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996
                        (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                              Nine Months Ended September 30,
                                              -------------------------------
                                                  1997                1996
                                                ----------           --------
    Net income                                    $29,293             $13,726
    Interest expense on convertible notes              92                 107
                                                  -------            --------
    Net income applicable to common
       stockholders - primary                      29,385              13,833
    Interest expense on 5% Convertible
       Subordinated Notes                           1,128                 -
                                                  -------            --------
    Net income applicable to common
       stockholders - fully diluted               $30,513             $13,833
                                                  -------            --------
                                                  -------            --------

    Weighted average number of common
       and common equivalent shares                19,487              12,156
    Dilutive effect of outstanding stock
       options and warrants after application
       of the treasury stock method                   250                 109
    Dilutive effect of convertible notes
       assuming conversion                            407                 659
                                                  -------            --------
    Common and common equivalent
       shares outstanding - primary                20,144              12,924
    Additional dilution to outstanding
       stock options                                   11                 -
    Dilutive effect of 5% Convertible
       Subordinated Notes assuming
       conversion                                     859                 -
                                                  -------            --------
    Common and common equivalent
       shares outstanding - fully diluted          21,014              12,924
                                                  -------            --------
                                                  -------            --------

    Net income per share:
       Primary                                    $  1.46             $  1.07
                                                  -------            --------
                                                  -------            --------
       Fully diluted                              $  1.45             $  1.07
                                                  -------            --------
                                                  -------            --------


                                         -20-